                                                                    EXHIBIT 12.1

EMULEX CORPORATION
RATIO OF EARNINGS/DEFICIT OF EARNINGS TO FIXED CHARGES

                                          Six Month                        Fiscal Years
                                            Ended      ----------------------------------------------------
                                        Dec. 30, 2001    2001       2000       1999       1998       1997
                                        -------------  --------   --------   --------   --------   --------
EARNINGS:
         Pretax income from continuing
           operations                      $(64,261)   $  8,584   $ 43,830   $  5,512   $(10,926)  $  1,063
         Fixed charges                          192         173        138        169        213        323
                                           --------    --------   --------   --------   --------   --------
         Total earnings                    $(64,069)   $  8,757   $ 43,968   $  5,681   $(10,713)  $  1,386
                                           --------    --------   --------   --------   --------   --------
FIXED CHARGES:
         Interest expense                  $      7    $      1   $     32   $     72   $     94   $    185
         Interest within rental
           expense(1)                           185         172        106         97        119        138
                                           --------    --------   --------   --------   --------   --------
         Total fixed charges               $    192    $    173   $    138   $    169   $    213   $    323
                                           --------    --------   --------   --------   --------   --------

RATIO OF EARNINGS TO FIXED CHARGES              N/A          51        319         34        N/A          4
                                           ========    ========   ========   ========   ========   ========

DEFICIT OF EARNINGS TO FIXED CHARGES        (64,261)        N/A        N/A        N/A    (10,926)       N/A
                                           ========    ========   ========   ========   ========   ========

(1) The interest rate used on this calculation was 11.5%.